UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SINO PAYMENTS, INC.

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(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

SINO PAYMENTS, INC.

Unit G, 18th Floor, Legend Tower

7 Shing Yip Street, Kwun Tong

Kowloon, Hong Kong

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, par value $.00001 per share (the “Common Stock”), of Sino Payments, Inc., a Nevada Corporation (the “Company”).  We are sending you this Information Statement to notify you that on or about August 23, 2012, the Stockholders holding a majority of our Common Stock (the “Majority Stockholders”) approved the following actions (the “Corporate Actions”) by written consent in lieu of a meeting of Stockholders:

(1)

The re-election of the following three (3) incumbent directors to the Board of Directors:  Mr. Matthew Mecke (“Mr. Mecke”), Mr. Chi Ho Lee (“Mr. Ho Lee”), and Mr. Raymond Lee (“Mr. Lee”).

(2)

The appointment of Sadler, Gibb & Associates, LLC (“SG&A”) as the registered independent public accountant of the Company for the year ending August 31, 2012.

(3)

The approval of a 1-for-6 reverse stock split of the issued and outstanding shares of the Company’s Common Stock.

This Information Statement is being furnished to Stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  As described in this Information Statement, on August 23, 2012, the Majority Stockholders, collectively owning 39,365,158 shares of Common Stock, representing approximately 54.67% of the 72,000,000 total issued and outstanding shares of Common Stock of the Company as of August 27, 2012 (the “Record Date”), approved the Corporate Actions by written consent in lieu of a meeting of Stockholders.  Thereafter, our Board of Directors ratified the foregoing Corporate Actions by written consent on August 27, 2012.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions.  You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders.  Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Company’s Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is first mailed to Stockholders.  The Information Statement is being mailed on or about September 10, 2012, to Stockholders of record on the Record Date.  The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By order of the Board of Directors of

SINO PAYMENTS, INC.

Date: August 31, 2012

/s/ Matthew Mecke

By: Matthew Mecke – Director

Date: August 31, 2012

/s/ Chi Ho Lee

By: Chi Ho Lee – Director

Date: August 31, 2012

/s/ Raymond Lee

By: Raymond Lee – Director

CORPORATE ACTION 1.

RE-ELECTION OF DIRECTORS

Our current Bylaws provide for a Board of Directors consisting of not less than one (1) nor more than thirteen (13) directors. The current number of directors has been set as three (3).  Elected directors hold office for a term of one (1) year and until their successors are elected and qualified, unless they die, resign or are removed from office prior to that time.

The Board of Directors nominated each incumbent director for re-election to serve a term of one (1) year and each incumbent director was subsequently re-elected by the Majority Stockholders on August 23, 2012.  Each of the nominees consented to being named as a nominee and to serve as a director.  On August 27, 2012, the Board of Directors ratified the re-election of the incumbent directors.

Set forth below is information regarding each nominee re-elected as a director of the Company.

Name of Nominee	Position(s) with the Company	Age	Proposed Term as Director	Director Since
Matthew Mecke	CEO, CFO, President & Director	43	1 Year	November 21, 2008
Chi Ho Lee	Secretary, Treasurer & Director	56	1 Year	January 24, 2012
Raymond Lee	Director	55	1 Year	May 4, 2011

Matthew Mecke. Prior to his appointment as Chairman and CEO of Sino Payments, Matthew Mecke was a member of the board of directors of Sino Fibre Communications, Inc. (OTCBB: SFBE) based in China and Hong Kong starting in January 2006. Mr. Mecke also served as president, principal executive officer of Sino Fibre Communications from January 2006 to October 2007 and as chairman of board of directors from January 2006 to December 2007. From October 2003 to January 2006, Mr. Mecke was a founder, vice chairman, president, and CEO of Asia Payment Systems (OTCBB: APYM). From October 1998 to July 1999, Mr. Mecke was a co-founder and served as Senior Vice President, Systems and Product Development for First Ecom.com (NASD: FECC), an international e-commerce payment gateway pioneer based in Hong Kong which linked e-commerce merchants with offshore back-end transaction processing systems. From April 1994 to July 1998, Mr. Mecke was an employee of First Data Corp. (formerly NYSE: FDC) in the United States and Hong Kong. Mr. Mecke was responsible for middle management of retail card system operations. In the late 1990’s, Mr. Mecke was a management executive of First Data Asia in Hong Kong, where his responsibilities included strategic planning, new business development, e-commerce applications and pricing.

 Chi Ho Lee.  Chi Ho Lee has over 25 years of experience in business development and finance that he achieved while working for various companies throughout Asia Pacific. From April 2011 until January 2012, Mr. Lee served as Chief Executive Officer of Value Exchange International Limited (“Value Exchange”), located in Hong Kong. Prior to working for Value Exchange, Mr. Lee was an employee of TAP Services Limited (“TAP”), from August 1988 until January 2012, where he worked in Hong Kong, the People’s Republic of China and the Philippines. While working for TAP, Mr. Lee was responsible for the business development of TAP’s solutions to various retailers in the Greater China and Asia Pacific markets. Prior to working for TAP, from August 1985 until July 1988, Mr. Lee worked as an auditor and then later as a management consultant at the firm Ernst and Whinney (now “Ernst and Young”), an international accountancy and auditing consulting firm. As management consultant, Mr. Lee provided IT and financial advisory services to clients in the public and private sectors. Due to Mr. Lee’s prior management experience and knowledge of the Chinese and Asia Pacific markets, the Company appointed him to serve as Secretary, Treasury and as a member of the Board of Directors.

Raymond Lee. Raymond Lee is an accomplished business consultant and operations manager with over fifteen years of corporate experience managing various business sectors including sales, marketing, and operations; developing corporate infrastructure; implementing systems integration; creating strategic business alliances; and integrating solutions to meet customer demands. Since 2008, Mr. Lee has been responsible for managing outsourcing, consulting and systems integration as Managing Director of Atos Origin (Hong Kong). Prior to joining Atos, Mr. Lee served as Vice President of Consulting at BEA Systems from November 2007 to June 2008, where he successfully managed sixty employees in Sales and Services. From August 2004 to October 2007, Mr. Lee worked for Unisys as Vice President & General Manager of Systems and Technology, managing eighty employees in sales and marketing and leading the company’s technology and infrastructure division. Mr. Lee gained additional management experience from July 1999 to December 2003 as Vice President of Sales and Marketing for SRS Labs and Advance Micro Devices. During the 1990’s, Mr. Lee held various senior management positions with major information technology companies and high technology vendors in Asia Pacific. In light of Mr. Lee’s prior executive and director positions and demonstrated success in business development, consulting, and management in the Asia Pacific region, the Board of Directors believed it was in the Company’s best interest to appoint Mr. Lee as a director.

Term of Office

Each of our directors is elected to hold office until the next annual meeting of our Stockholders and until his/her successor is elected and qualified, unless they die, resign or are removed from office prior to that time.  Our officers are appointed by our Board of Directors and hold office until removed by the Board of Directors or until his or her earlier resignation.

Identification of Significant Employees

We have no significant employees other than: Matthew Mecke, our President, Chief Executive Officer, Chief Financial Officer, and a Director; Raymond Lee, a Director; and Chi Ho Lee, our Treasurer, Secretary, and a Director.

Family Relationship

Chi Ho Lee, our Treasurer, Secretary and Director is the brother of Raymond Lee, a current Director of the Company.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities. The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the Board of Directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s Board of Directors the engagement of a registered independent public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and registered independent public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of our Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Matthew Mecke and Chi Ho Lee are not independent directors because they are also executive officers of the Company.   Raymond Lee, however, is an independent director of the Company.

Related Party Transactions

As at August 31, 2011, the Company owes $4,876 (August 31, 2010 - $7,376) to a director of the Company for payment of general operating expenditures. The amounts owing are unsecured, non-interest bearing, and due on demand.  Accrued interest of $1,326 has been recorded in accrued liabilities.

As at August 31, 2011, the Company owes $nil (August 31, 2010 - $1,451) to the President of the Company for payment of general operating expenditures. The amounts owing are unsecured, non-interest bearing, and due on demand.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide this information.

Compensation of Directors and Executive Officers

The following table sets forth the compensation paid to our executive officers during the years ended August 31, 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Matthew Mecke (1) President, CEO, CFO, and Director	2011	12,000	-0-	-0-	-0-	-0-	-0-	-0-	12,000
	2010	32,000	-0-	-0-	-0-	-0-	-0-	-0-	32,000
Paul Manning (2) Former Secretary, Treasurer & Director	2011	3,000	-0-	-0-	-0-	-0-	-0-	-0-	3,000
	2010	12,000	-0-	-0-	-0-	-0-	-0-	-0-	12,000

(1)

Mr. Mecke, the Chief Executive Officer, Chief Financial Officer, President and a Director of the Company, received $4,000 per month from September 2010 to April 2011, which was converted into common shares. Subsequent to April 2011, management and directors ceased all management fees.

(2)

Mr. Manning, the former Secretary, Treasurer and a Director of the Company, received compensation in the amount of $1,000 per month from September 2010 to April 2011, which was converted into common shares. Subsequent to April 2011, management and directors ceased all management fees.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended August 31, 2011.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors receive compensation for their participation as members of the Company's Board of Directors. The following table shows the overall compensation earned for the 2011 fiscal year with respect to each person who was a director as of August 31, 2011.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Matthew Mecke, Director (4)	12,000	-	-	-	-	-	12,000
Paul Manning, Former Director (5)	3,000	-	-	-	-	-	3,000
Raymond Lee, Director (6)	-	-	-	-	-	-	-
Anthony Robinson, Former Director (7)	3,000	-	-	-	-	-	3,000

(1)

Reflects dollar amount expensed by the Company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the Company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, the Company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with the Company’s Annual Report on Form 10-K, a copy of which is attached hereto as Appendix B.

(2)

Excludes awards or earnings reported in preceding columns.

(3)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the Company relating to life insurance for the benefit of a director; (vii) any consulting fees earned, or paid or payable; (viii) any annual costs of payments and promises of payments pursuant to a director legacy program and similar charitable awards program; and (ix) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(4)

Mr. Mecke is a member of the Company’s Board of Directors and received compensation in the amount of $12,000 for the year ended August 31, 2011 as President, CEO, CFO, and Director of the Company, which was converted into shares of the Company's common shares.

(5)

Mr. Manning is a former member of the Company’s Board of Directors and received compensation in the amount of $3,000 for the year ended August 31, 2011, as the former Secretary, Treasurer and a Director of the Company, which was converted into shares of the Company's common shares.

(6)

Mr. Raymond Lee is a member of the Company’s Board of Directors.  During the year ended August 31, 2011, Mr. Lee did not receive any compensation as a director of the Company.

(7)

Mr. Robinson is a former member of the Company’s Board of Directors.  During the year ended August 31, 2011, Mr. Robinson received $3,000 in directors fees, which were converted into shares of the Company’s Common Stock.

CORPORATE ACTION 2.

RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANT

The Company’s independent public accountant for the fiscal year ended August 31, 2011 was M&K CPAS, PLLC (“M&K”).  On March 5, 2012, M&K was dismissed as the Company’s registered independent public accountant and Sadler, Gibb & Associates, LLC (“SG&A”) was engaged as the Company’s registered independent public accountant.  SG&A provides services to the Company including examination of the Company’s annual and quarterly financial statements.

On August 23, 2012, the Majority Stockholders approved the appointment of SG&A as the Company’s registered independent public accountants for the year ending August 31, 2012.  Subsequently, the Board of Directors ratified such appointment of SG&A on August 27, 2012. Although Stockholder approval of the appointment of SG&A is not required, the Board of Directors considered it desirable for the Stockholders to approve the selection of the independent public accountants.  Nonetheless, the Company may, in its discretion, direct the appointment of a different independent public accounting firm at any time during the year if the Company believes that such a change would be in the best interests of the Company and its Stockholders.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in M&K’s report on our financial statements for the years ended August 31, 2011 and 2010, M&K’s reports on the financial statements of the Company for the years ended August 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through M&K's termination on March 5, 2012, M&K disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through March 5, 2012, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with M&K's opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended August 31, 2011 and 2010 and interim unaudited financial statements through March 5, 2012, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to March 5, 2012, the Company did not consult with SG&A regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to M&K prior to the date of the filing of a Current Report with the Commission on Form 8-K on March 16, 2012 (the “Current Report”) and requested that M&K furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agreed with the statements in the Current Report. A copy of the letter furnished in response to that request was filed as Exhibit 16.1 to the Current Report.

Audit and Non-Audit Fees

	Year Ended August 31, 2011	Year Ended August 31, 2010
Audit fees	$13,125	$5,475
Audit-related fees	$0	$0
Tax fees	$0	$0
All other fees	$0	$0
Total	$13,125	$5,475

Audit Fees

During the fiscal year ended August 31, 2011, we incurred approximately $13,125 in fees to M&K for professional services rendered in connection with the audit and reviews of our financial statements for the fiscal year ended August 31, 2011.

During the fiscal year ended August 31, 2010, we incurred approximately $5,475 in fees to M&K for professional services rendered in connection with the audit and reviews of our financial statements for the fiscal year ended August 31, 2010.

Audit-Related Fees

The aggregate fees billed during the fiscal years ended August 31, 2011 and 2010 for assurance and related services by M&K that are reasonably related to the performance of the audit or review of our financial statements (and are not reported under Item 9(e)(1) of Schedule 14A) was $0 and $0, respectively.

Tax Fees

The aggregate fees billed during the fiscal years ended August 31, 2011 and 2010 for professional services rendered by M&K were $0 and $0, respectively.

All Other Fees

The aggregate fees billed during the fiscal year ended August 31, 2011 for products and services provided by M&K (other than the services reported in Items 9(e)(1) through 9(e)(3) of Schedule 14A) was $0 and $0, respectively.

CORPORATE ACTION 3.

APPROVAL OF A 1-FOR-6 REVERSE STOCK SPLIT OF THE

ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

On August 23, 2012, the Majority Stockholders approved a 1-for-6 reverse stock split (the “Reverse Split”) of the issued and outstanding shares of Common Stock.   Subsequently, on August 27, 2012, the Company’s Board of Directors ratified the Reverse Split.  Following the Reverse Split, the number of issued and outstanding shares of the Company’s Common Stock shall be reduced in accordance with the exchange ratio of 1-for-6, from 72,000,000 shares of Common Stock currently issued and outstanding to 12,000,000 shares of Common Stock issued and outstanding.  Except for adjustments that may result from the treatment of fractional shares as described below, each Stockholder will hold the same percentage of our issued and outstanding Common Stock immediately following the Reverse Split as such Stockholder held immediately prior to the Reverse Split.

Effects of the Reverse Split

On the date the Reverse Split shall become effective (the “Effective Date”), the number of shares of Common Stock issued and outstanding will be reduced by a ratio of 1-for-6.  Stockholders should recognize that as a result of the Reverse Split, they will own a fewer number of shares than they presently own.  The Reverse Split will affect all of our Stockholders uniformly and will not affect any Stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Split results in any of our Stockholders owning a fractional share. All fractional shares shall be rounded up to the next whole share; accordingly, all Stockholders holding a fractional share shall be issued an additional share. The approximate number of shares of Common Stock that would be issued and outstanding as a result of the proposed Reverse Split, based on 72,000,000 shares of Common Stock currently issued and outstanding as of the Record Date, would be 12,000,000.  The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934 and we will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Split will not change the number of authorized shares of Common Stock as designated by our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, upon the Effective Date of the Reverse Split, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase. These additional shares of Common Stock would be available for issuance for corporate purposes such as raising additional capital, and acquisitions of companies or assets. If we issue additional shares for any of these purposes, the ownership interests of our current Stockholders would be diluted. There are no current plans or arrangements to issue any additional shares of our Common Stock, and the Company is not seeking authorization of the Reverse Split in relation to any of the above potential activities.

While we anticipate that the Reverse Split may result in an increase in the potential market price of our Common Stock, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock issued and outstanding resulting from the Reverse Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares issued and outstanding.

Further, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than that in the absence of a Reverse Split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be issued and outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results.

Purposes of the Reverse Split

The Board of Directors believes that the Company’s outstanding shares may need to be reduced with the goal of: (i) creating a capital structure that better reflects a potentially profitable company, (ii) better matching the number of shares outstanding with the size of the Company in terms of market capitalization, shareholders’ equity, operations and potential earnings, (iii) better enabling the Company to raise funds to finance our possible sales and marketing activities and (iv) facilitating higher levels of institutional stock ownership where investment policies generally prohibit investments in lower-priced securities.

The Board believes that in order to provide a meaningful level of earnings per share, assuming the Company achieves profitability, the Reverse Split may provide a share count that is more consistent with the Company’s potential economics. Specifically, the lower share count may facilitate meaningful levels of per share earnings and better enable our Stockholders to identify changes in operating results as the Company potentially moves towards profitability.

The Board further believes that a potential increase in stock price that may result from the Reverse Split may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus improve liquidity.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the possible higher market price resulting from the Reverse Split may, to some extent, reduce the negative effects on the marketability and liquidity of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, a higher share price may give the Company the added flexibility to list its shares on a different stock exchange or quotation service, although the Company has no current plans to do so.

Possible Disadvantages of Reverse Split

Even though the Board believes that the potential advantages of the Reverse Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of the Reverse Split:

•

The reduced number of issued and outstanding shares of our Common Stock resulting from the Reverse Split could adversely affect the liquidity of our Common Stock.

•

The Reverse Split could result in a significant devaluation of the Company’s market capitalization and the trading price of our Common Stock, on an actual or an as-adjusted basis, based on the experience of other companies that have accomplished reverse stock splits.

•

The Reverse Split may leave certain Stockholders with one or more “odd lots,” which are stock holdings in amounts of fewer than 100 shares of our Common Stock. These odd lots may be more difficult to sell than shares of Common Stock in even multiples of 100.

•

There can be no assurance that the market price per new share of our Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of shares of Common Stock issued and outstanding before the Reverse Split.

•

The total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split and, in the future, the market price of our Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

The Reverse Split will take place on the Effective Date without any action on the part of the Stockholders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each Stockholder is entitled to receive as a result of the Reverse Split.

Accounting Consequences

The Reverse Split will not affect the par value of our Common Stock. As a result, on the Effective Date of the Reverse Split, we will reduce the Common Stock account on our balance sheet to correspond to the ratio of the Reverse Split, and credit the capital in excess of par value account by the same amount. We will increase the per-share net income or loss and net book value of our Common Stock because there will be fewer shares of our Common Stock issued and outstanding.

Federal Income Tax Consequences

The following is a summary of certain material federal income tax consequences of the Reverse Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Split may vary significantly as to each Stockholder, depending upon the state in which such Stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each Stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split.

No gain or loss should be recognized by a Stockholder upon such Stockholder’s exchange of old shares for new shares pursuant to the Reverse Split. The aggregate tax basis of the new shares received in the Reverse Split (including any fraction of a new share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the old shares exchanged therefor. The Stockholder’s holding period for the new shares will include the period during which the Stockholder held the old shares surrendered in the Reverse Split.

The Company’s view regarding the tax consequence of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each Stockholder should consult with such Stockholder’s own tax advisor with respect to all of the potential tax consequences to such Stockholder of the Reverse Split.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents, as filed by the Company with the Commission, are incorporated herein by reference:

1.

Annual Report on Form 10-K for the year ended August 31, 2011; and

2.

Quarterly Reports on Form 10-Q for the quarters ended February 29, 2012 and May 31, 2012.

The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates), and the address and telephone numbers to which such a request is to be directed.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director or officer of the Company, nominee for re-election as a director of the Company or associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any of the Corporate Actions described herein, other than the re-election of directors or as otherwise disclosed herein.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of: (i) Common Stock, valued at $0.00001 par value per share; and (ii) Preferred Stock, valued at $0.00001 par value per share.  The Company is currently authorized to issue up to one hundred million (100,000,000) shares of Common Stock and one hundred million (100,000,000) shares of Preferred Stock. As of the Record Date, we had 72,000,000 shares of Common Stock issued and outstanding held of record by approximately 31 Stockholders and no shares of Preferred Stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of the Record Date, by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of Common Stock.  Unless otherwise indicated, the Stockholders listed below possess sole voting and investment power with respect to the shares they own.

As of the Record Date, there were 72,000,000 common shares issued and outstanding, 0 shares issuable upon the exercise of options within 60 days, and 0 shares issuable upon the exercise of stock purchase warrants within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (2)(%)
Matthew Mecke (3) Unit G, 18th Floor, Legend Tower 7 Shing Yip Street, Kwun Tong Kowloon, Hong Kong	Common	3,797,503	5.27%
Chi Ho Lee (4) Unit G, 18th Floor, Legend Tower 7 Shing Yip Street, Kwun Tong Kowloon, Hong Kong	Common	0	0.00%
Raymond Lee (5) Unit G, 18th Floor, Legend Tower 7 Shing Yip Street, Kwun Tong Kowloon, Hong Kong	Common	0	0.00%
All Officers and Directors as a Group	Common	3,797,503	5.27%
Other Beneficial Owners
Kellwood Group Limited (6) P.O. Box 116, Sea Meadow House Blackburn Hwy Road Town, Tortola BVI	Common	16,960,000	23.56%

(1) The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 72,000,000 issued and outstanding shares of Common Stock as of the Record Date.

(3) Matthew Mecke is the Company's President, CEO, CFO and a Director. His beneficial ownership includes 3,797,503 common shares.

(4)  Chi Ho Lee is the Company’s Secretary, Treasurer and a Director. His beneficial ownership includes 0 common shares.

(5) Raymond Lee is a Director of the Company. His beneficial ownership includes 0 common shares.

(6) Mr. David Fiddes holds investment and voting control over the 16,960,000 common shares beneficially owned by Kellwood Group Limted.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended August 31, 2011, Forms 5 and any amendments thereto furnished to us with respect to the year ended August 31, 2011, and the representations made by the reporting persons to us, we believe that during the year ended August 31, 2011, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. A written copy of the Code is available on written request to the Company and was filed with the SEC on July 20, 2009, as part of the Company’s Quarterly Report on Form 10-Q.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada corporate law or the Company’s Articles of Incorporation or Bylaws to dissent from any of the Corporate Actions.

PROPOSALS BY SECURITY HOLDERS

Not Applicable.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Unit G, 18th Floor, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong or telephone at 877-205-6270.  If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current Stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

EFFECTIVE DATE OF CORPORATE ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions shall not become effective before a date which is twenty (20) calendar days after the Information Statement is first mailed to Stockholders.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above Corporate Actions.  Your consent to the Corporate Actions is not required and is not being solicited in connection with these Actions.  This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sino Payments, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

SINO PAYMENTS, INC.

Date: August 31, 2012

/s/ Matthew Mecke

By: Matthew Mecke – Director

Date: August 31, 2012

/s/ Chi Ho Lee

By: Chi Ho Lee – Director

Date: August 31, 2012

/s/ Raymond Lee

By: Raymond Lee – Director